CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement of Catawba Valley Bancshares, Inc. on Form S-4 of our report dated January 22, 1999, on our audits of the financial statements of Catawba Valley Bank as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the references to our firm under the caption "Experts".



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP



Charlotte, North Carolina
March 24, 1999